Exhibit 10.27
EXECUTION VERSION

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]
COMMITMENT AGREEMENT

September 25, 2018 (the “Commitment Agreement Date”)

The Prudential Insurance Company of America (“Prudential”) is pleased to provide, on the following terms, the non-participating single premium group annuity contract, supported by a dedicated separate account and guaranteed by its general account (the “Contract”) for the Retirement Plan of International Paper Company (the “Plan”) in consideration of the mutual promises made and representations, warranties and covenants contained in this Commitment Agreement (this “Commitment Agreement”). For purposes of this Commitment Agreement, capitalized terms will have the meaning set forth in paragraph 10. By signing this Commitment Agreement, Prudential and International Paper Company (the “Company”), and State Street Global Advisors Trust Company, acting solely in its capacity as the independent fiduciary of the Plan (the “Independent Fiduciary”), agree as follows:

1.	GAC Issuance and GAC Issuance True-Up Premium. Prudential agrees to issue the Contract as follows:

a.
Specimen GAC Form Issuance. On the Scheduled GAC Issuance Date, subject to Prudential’s receipt of the Premium Due Date Transfers and any GAC Issuance True-Up Premium due to Prudential and subject to the terms of paragraphs 1.b. and 1.c., Prudential irrevocably agrees to issue the Contract with an effective date that is the Premium Due Date, and in accordance with the Contract, irrevocably commits to make payments owed to Payees under the Contract on and after the Annuity Start Date; provided that, if the parties are unable to complete the takeover of administration services regarding payments under the Contract pursuant to paragraph 6 prior to the Annuity Start Date, Prudential shall make a bulk payment to the Plan Trust (or in such other manner as the parties agree) equal to the Aggregate Monthly Payment (as defined in the Contract) for each month until administration is transferred to Prudential pursuant to paragraph 6. The Contract will be in substantially the form of the specimen group annuity contract (the “Specimen GAC Form”) attached hereto as Schedule 1 unless a Modified GAC Form is issued pursuant to and in accordance with paragraph 2.

b.
Form of Annuities and Payments under the Contract. The type, description and forms of annuities (e.g., single life annuity, joint and survivor annuity), payments under the Contract and other terms of the Contract will be consistent with the terms of Prudential’s proposal dated June 7, 2018 and September 21, 2018 (the “Proposal”) as updated to reflect (i) any modifications contemplated in Prudential’s Final Annuity Quote Sheet dated September 25, 2018 (the “Final Annuity Quote Sheet”) and (ii) any modifications mutually agreed to between the parties after the Commitment Agreement Date and before the 35th Business Day prior to the Scheduled GAC Issuance Date. Subject to Prudential’s receipt of the Premium Due Date Transfers, Prudential will make payments to Payees commencing on December 31, 2018 in accordance with the Proposal and the Final Annuity Quote Sheet until the Contract has been issued and, for the avoidance of doubt, will make such payments even if the Contract has not been

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issued by Prudential as of December 31, 2018. The original annuity exhibit to the Contract will be consistent with the Payees (including annuitants, contingent annuitants, alternate payees and beneficiaries) on Tab DG3 of the Base File.

c.
Necessary Data. As a condition to Prudential’s issuing the Contract, the Company will deliver or cause to be delivered to Prudential the data necessary for Prudential to prepare the annuity exhibit and the information necessary for Prudential to draft provisions of the Contract and administer the payments thereunder. If there are any delays in the delivery of the foregoing information based on the delivery dates set forth in Schedule 7 or such other delivery dates as may be designated by Prudential, Prudential may refer any Payee who contacts Prudential to the Company Contact for assistance and Prudential may, in its sole discretion, delay the mailing of Welcome Kits and annuity certificates. The annuity exhibit will not include any Payee for which Prudential has not been provided each of the following: (i) name, (ii) gender, (iii) date of birth and (iv) social security or federal taxpayer identification number.

d.
GAC Issuance True-Up Premium. Schedule 8 provides a description of the methodologies and procedures by which Prudential will calculate the GAC Issuance True-Up Premium. Prudential and the Company will cooperate in good faith so that Prudential can calculate the GAC Issuance True-Up Premium, subject to the following acknowledgements, limitations and conditions:

i.
GAC Issuance Data. To the extent that the Company discovers or has any Removed Lives or Data Corrections after the Commitment Agreement Date and prior to the date that is 35 Business Days prior to the Scheduled GAC Issuance Date (the “GAC Issuance Data Notice Date”), the Company will provide written notice of such Removed Life or Data Correction as promptly as reasonably practicable to Prudential. Prudential will only be responsible for incorporating into the calculation of the GAC Issuance True-Up Premium those Data Corrections and Removed Lives that have been notified to Prudential by the Company on or prior to the GAC Issuance Data Notice Date together with any other Removed Lives and Data Corrections identified by Prudential (the “GAC Issuance Data”). Such incorporation is subject to Prudential’s agreement with such Removed Lives or Data Corrections and any limitations on incorporating such Data Corrections and Removed Lives into the GAC Issuance True-Up Premium set forth in Schedule 8.

ii.
GAC Issuance Annuity Exhibit. Twenty Business Days prior to the Scheduled GAC Issuance Date, Prudential will deliver to the Company a proposed annuity exhibit utilizing and consistent with the Base File and the GAC Issuance Data. Fifteen Business Days prior to the Scheduled GAC Issuance Date, the Company will respond to Prudential with any questions on the annuity exhibit. Prudential and the Company will cooperate in good faith to resolve any discrepancies on or prior to the eleventh Business Day prior to the Scheduled GAC Issuance Date and Prudential will reflect in the annuity exhibit any changes that have been agreed to on or prior to such eleventh Business Day. The annuity exhibit will not include any Payee for which Prudential has not been provided each of the following: (1) name, (2) gender, (3) date of birth and (4) social security or federal taxpayer identification number. Notwithstanding the foregoing, if the (1) name, (2) gender, (3) date of birth or (4) social security or federal taxpayer identification number for a Payee that is provided in accordance with this paragraph 1.d.ii is determined to be incorrect after

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the Scheduled GAC Issuance Date, any adjustments or amendments to the Contract shall be made solely in accordance with the terms of the Contract.

iii.
GAC Issuance True-Up Premium. Eight Business Days prior to the Scheduled GAC Issuance Date, Prudential will send the calculation of the GAC Issuance True-Up Premium to the Company for review [***]. Five Business Days prior to the Scheduled GAC Issuance Date, the Company will respond to Prudential with any questions on the GAC Issuance True-Up Premium. If the Company and Prudential cannot resolve any dispute with respect to the GAC Issuance True-Up Premium on or prior to the date that is three Business Days prior to the Scheduled GAC Issuance Date, then Prudential’s determination will control for purposes of the GAC Issuance True-Up Premium but the Company may immediately commence an arbitration dispute pursuant to Schedule 4 with respect to the GAC Issuance True-Up Premium.

iv.
GAC Issuance True-Up Premium Payment. The GAC Issuance True-Up Premium will be paid on the Scheduled GAC Issuance Date as follows: (A) if the GAC Issuance True-Up Premium is a positive number, then the Independent Fiduciary will irrevocably direct the Plan Trustee to pay to Prudential an amount, in Cash, equal to the GAC Issuance True-Up Premium or (B) if the GAC Issuance True-Up Premium is a negative number, then Prudential will pay to the Plan Trust an amount, in Cash, equal to the absolute value of the GAC Issuance True-Up Premium.

2.
Negotiation of Modified GAC Form. After the Commitment Agreement Date, Prudential, the Company and the Independent Fiduciary will each use commercially reasonable efforts to revise the Specimen GAC Form to reflect such revisions that were mutually agreed to by the parties prior to the Commitment Agreement Date and will use commercially reasonable efforts to negotiate any additional revisions to the Specimen GAC Form (the “Modified GAC Form”) and related forms of annuity certificates, subject to the following acknowledgements, limitations and conditions:

a.
Regulatory Approvals. Prudential will use commercially reasonable efforts to obtain regulatory approvals, to the extent required by applicable law, of the Modified GAC Form prior to the date that is 90 Business Days after the Commitment Agreement Date (the “Modified GAC Deadline Date”) and in the event that any approval, to the extent required by applicable law, is not granted, or if the Contract is disapproved, Prudential, the Independent Fiduciary and the Company will cooperate in good faith to mutually agree on modifications to the Contract to address the requests of the Tennessee Department of Commerce and Insurance, if any, and, to the extent possible, to preserve the provisions included in the Modified GAC Form. Prudential will use commercially reasonable efforts to obtain regulatory approvals, to the extent required by applicable law, of customized annuity certificates prior to the annuity certificate mailing date set forth in paragraph 5.b.

b.
Modified GAC Form Issuance. If, in accordance with paragraph 2.a., the negotiation of the Modified GAC Form and the receipt of any related regulatory approvals for all negotiated changes to the Specimen GAC Form are completed by the Modified GAC Deadline Date, then, subject to Prudential’s receipt of the Premium Due Date Transfers and any GAC Issuance True-Up Premium due to Prudential, (i) if Prudential

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has not previously issued the Contract in the form of the Specimen GAC Form, Prudential will issue the Contract using the Modified GAC Form in lieu of the Specimen GAC Form, subject to and in accordance with paragraphs 1.a., 1.b. and 1.c., or (ii) if Prudential has previously issued the Contract in the form of the Specimen GAC Form subject to and in accordance with paragraphs 1.a., 1.b. and 1.c., Prudential will amend and restate the Contract so that its terms are replaced by the Modified GAC Form (or applicable provisions thereof). Such Contract will have an effective date that is the Premium Due Date.

3.
Premium Due Date Transfers. The Independent Fiduciary will irrevocably direct the Plan Trustee to pay Prudential [***]. (the “Premium Amount”) on the Premium Due Date by paying an amount in Cash equal to the Premium Amount (such payment, the “Premium Due Date Transfer”). Notwithstanding anything to the contrary in this Commitment Agreement, Prudential, the Company and the Independent Fiduciary each agree and acknowledge that the Premium Amount will be paid entirely in Cash [***].

a.
Schedule 2 Updates. On the second Business Day after the Commitment Agreement Date, Prudential will deliver to the Company an updated Schedule 2 that reflects the [***] of each [***]. If the Company and Prudential cannot resolve any dispute with respect to any such information on or prior to the Premium Due Date, then [***] may immediately commence an arbitration dispute pursuant to Schedule 4 with respect to any such information. On the Premium Due Date, Prudential will, if needed, update Schedule 2 to reflect the removal of [***]. Prudential will, if needed, further update Schedule 2 to reflect the removal of [***] and is returned to the Plan Trust in accordance therewith.

b.
[***]. On and as of the Business Day prior to the Premium Due Date, Prudential will provide to the Company [***] in the form of Schedule 5 [***]. Prior to the Premium Due Date, the Company will confirm to Prudential in writing that such information is accurate and complete or will provide any additions, deletions or corrections to such information. If the Company and Prudential have a dispute with respect to any such information and cannot resolve such dispute on or prior to the Business Day prior to the Premium Due Date, then [***] may immediately commence an arbitration dispute pursuant to Schedule 4 with respect to any such information.

c.
[***]. By written notice to the other party on or before [***] following the Premium Due Date, the Company or Prudential may identify [***] and the parties will work in good faith [***] following the receipt of such notice to agree on which, if any, [***]. If the parties agree that an asset is [***] within [***] following the receipt of such notice, then, on or before the date that is [***] following such agreement, the Independent Fiduciary will irrevocably direct the Plan Trustee to promptly pay or cause to be paid to Prudential an amount, in Cash, equal to [***], and, simultaneously with receipt of such payment, Prudential will return [***] to the Plan Trust together with any [***].

d.
Additional Actions with respect to Assets. The Independent Fiduciary will irrevocably direct the Plan Trustee to promptly give all notices that are required, under applicable law and the terms of [***], in connection with the sale, assignment, transfer and delivery of [***] on the Premium Due Date. The Independent Fiduciary will irrevocably direct the Plan Trustee to and Prudential will promptly execute, deliver, record or file or cause to be executed, delivered, recorded or filed any and all releases, affidavits,

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waivers, notices or other documents that the Company or Prudential may reasonably request in order to implement the transfer of [***] to Prudential.

e.	[***]. [***].

f.
Available Assets. The Company will cause the Plan Trust to have sufficient Cash or other assets (whether by means of a Cash contribution or otherwise) to enable the Plan Trustee to pay all amounts that it is directed to pay to Prudential by the Independent Fiduciary pursuant to this Commitment Agreement.

4.	Public Announcements.

a.
Press Releases. The Company and Prudential have the right to issue a transaction announcement or press release regarding the transactions contemplated by this Commitment Agreement, a copy of which will be provided to the other party for review no less than two Business Days prior to the issuance thereof, and the party issuing the transaction announcement or press release will consider in good faith any comments made by the other party; provided, however, that, if the Company has not issued a transaction announcement or press release, Prudential will not issue a transaction announcement or press release without the prior written consent of the Company; provided, further, that nothing contained in this paragraph 4.a. will prevent Prudential from communicating with Payees, including through communications posted to Prudential’s website.

b.
SEC Filings. If the Company concludes that disclosure of this Commitment Agreement is required by the rules of the Securities and Exchange Commission (“SEC”), (i) the Company will, in good faith, consider whether to make an application with the SEC for confidential treatment of information that the Company concludes is competitively sensitive from the perspective of the Company and (ii) the Company will provide Prudential with a copy of any material correspondence (written or oral) with the SEC regarding any such application for confidential treatment, and the Company and Prudential will otherwise reasonably cooperate in connection with any such application.

c.
No Insurer Communications. From the Commitment Agreement Date until the issuance of any annuity certificate by Prudential to an annuitant, other than as provided for in this Commitment Agreement, without the Company’s prior written consent, (i) Prudential will cause the employees of its retirement services business unit not to initiate any contact or communication with any participant or beneficiary of the Plan in connection with any transactions other than those transactions contemplated by this Commitment Agreement and (ii) Prudential will not, and will cause all of its affiliates not to, provide any of their respective insurance agents, wholesalers, retailers or other representatives with any contact information of such participants and beneficiaries of the Plan obtained from the Company or any of its representatives in connection with the transactions contemplated by this Commitment Agreement, except for those representatives of Prudential or any of their respective affiliates who need to know such information for purposes of the transactions contemplated by this Commitment Agreement and agree to comply with the requirements of this Commitment Agreement. However, this paragraph 4.c. will not restrict employees of Prudential’s retirement services business unit from contacting any participant or

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beneficiary of the Plan in connection with, or to facilitate, Prudential’s performance of its obligations under the Contract, the annuity certificates or this Commitment Agreement. Until the issuance of an annuity certificate by Prudential to an annuitant, other than as provided for in this Commitment Agreement, if any participant or beneficiary of the Plan contacts an employee of Prudential’s retirement services business unit, Prudential and the Company will cooperate to coordinate on a response to such participant or beneficiary of the Plan. [***]. [***].

5.	Welcome Kits and Annuity Certificates.

a.
Welcome Kits. Beginning on December 12, 2018, Prudential will mail a welcome kit to each annuitant under the Contract (the “Welcome Kit”). Prudential will send a preliminary draft of the Welcome Kit to the Company and the Independent Fiduciary as soon as practicable and Prudential will consider in good faith any comments made by the Company or the Independent Fiduciary on the “Frequently Asked Questions” section of the Welcome Kit on or before the fifth Business Day after it receives the preliminary draft of the Welcome Kit from Prudential.

b.
Annuity Certificates. Prudential will mail an annuity certificate to each applicable Payee on or before the later of (i) 20 Business Days after the Contract is issued and (ii) 120 Business Days after the date on which the Welcome Kit is mailed to Payees, in each case, subject to receiving regulatory approvals for any such annuity certificate, if needed. To the extent that any changes are made to the forms of annuity certificates or the related benefit terms after the Company, the Independent Fiduciary and Prudential have agreed on the forms of annuity certificates to be filed and the related benefit terms, the mailing of an annuity certificate to each applicable Payee shall be extended by the number of days elapsed since the Company, the Independent Fiduciary and Prudential had first agreed on the forms of such annuity certificates and the related benefit terms. Each annuity certificate will include a statement informing a Payee of his or her right to obtain a copy of the Contract (redacted to exclude information concerning other annuitants) and the right to enforce all provisions of the Contract. The rights of a Payee are not conditioned on the issuance of the annuity certificates, and any delay in issuing a certificate shall not have any effect on the date as of which the Payee has enforceable rights against Prudential.

6.	Administration and Transfer.

a.
Administrative Transition. The Company will provide or cause to be provided to Prudential the information needed to administer the payments under the Contract and will complete or cause to be completed all processes set forth in Schedule 7. The Company and Prudential will use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things necessary to coordinate the takeover by Prudential of all administration responsibilities necessary to effectively provide recordkeeping and administration services regarding payments under the Contract commencing on December 31, 2018. The Company will provide Prudential with final census data in good order on or before October 22, 2018 in order for Prudential to provide recordkeeping and administration

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services regarding payments under the Contract commencing on December 31, 2018. The Company agrees to cooperate with Prudential in the takeover of such recordkeeping and administration services, including ensuring that any third-party service provider provides Prudential with any reasonably necessary information or records relating to the Plan benefits and the Payees in its possession. The Company will make subject matter experts available to promptly address any questions Prudential may have regarding the benefit provisions, including but not limited to forms of annuity, eligibility conditions, administrative practices and calculation methodology. Prudential shall perform all of its obligations contemplated under this Agreement and the Contract in compliance with all applicable laws.

b.
Call Center and Company Contact. Prudential will maintain, at its cost and expense, a toll-free phone number and/or a website (the “Call Center”) which will be available starting from December 12, 2018 for Payees to contact Prudential with questions related to the Contract and the annuity certificates. For a period of five years following the Premium Due Date, the Company will maintain, at its cost and expense, a point of contact (the “Company Contact”) to which Prudential may refer Payees who pose questions related to their Plan benefits. In the event that a Payee contacts the Company with questions related to the Contract and the annuity certificates, the Company may refer the Payee to the Call Center. In the event that a Payee contacts Prudential with questions related to their Plan benefits, Prudential may refer the Payee to the Company Contact.

7.	[***]; Termination.

a.
[***]. In the event (1) the Independent Fiduciary breaches its obligation to irrevocably direct the Plan Trustee to pay the Premium Due Date Transfers in accordance with paragraph 3, (2) the Premium Due Date Transfers are not transferred to and received by Prudential in accordance with paragraph 3 (due to failure of the Plan Trustee to pay the Premium Due Date Transfers or otherwise) or (3) the condition to closing set forth in paragraph 9.b.ii is not satisfied, the Company will promptly pay Prudential [***]. [***].

b.
Termination. This Commitment Agreement (i) may be terminated at Prudential’s option if the Premium Due Date Transfers have not occurred in accordance with this Commitment Agreement on the Premium Due Date, or (ii) will be terminated upon the payment of [***]. If this Commitment Agreement is terminated pursuant to the preceding sentence, all rights and obligations of the parties under this Commitment Agreement will terminate and will become null and void except that this paragraph 7 ([***]; Termination), paragraph 10 (Definitions), Schedule 9 ([***]), and paragraph 12 (Miscellaneous) will survive any such termination and no party will otherwise have any liability to any other party under this Commitment Agreement. However, nothing in this paragraph 7 will relieve any party from liability for any fraud or willful and material breach of this Commitment Agreement.

8.	Representations and Warranties.

a.
Prudential Representations and Warranties. Prudential hereby represents and warrants to the Company and the Independent Fiduciary as of the Commitment Agreement Date and as of the Premium Due Date that:

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i.
Due Organization, Good Standing and Corporate Power. Prudential is a life insurance company, duly organized, validly existing and in good standing under the laws of the State of New Jersey. Prudential is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the Ancillary Agreements makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. Prudential has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and the Ancillary Agreements and to consummate the transactions contemplated to be undertaken by Prudential in this Commitment Agreement and the Ancillary Agreements.

ii.
Authorization of Commitment Agreement and Enforceability. Prudential has received all necessary corporate approvals and no other action on the part of Prudential is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated to be undertaken by Prudential in this Commitment Agreement and the Ancillary Agreements. This Commitment Agreement and the Ancillary Agreements have been (or will be) duly executed and delivered by Prudential, and each is (or when executed will be) a valid and binding obligation of Prudential, enforceable against Prudential in accordance with its terms, subject to the applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (“Enforceability Exceptions”).

iii.
No Conflict. The execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements by Prudential, and the consummation by Prudential of the transactions contemplated to be undertaken by Prudential in this Commitment Agreement do not (1) violate or conflict with any provision of its certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents, (2) except for the filings and approvals of state insurance governmental authorities in the states listed on Schedule 11, violate or conflict with any law or order of any governmental authority applicable to Prudential, (3) require any governmental or governmental agency approval other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 11 or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which Prudential is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on Prudential’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement. No filing or approval is required to issue the annuity certificates in accordance with the Contract, other than any filing made or approval received as of the Commitment Agreement Date and filings with and approvals of state insurance governmental authorities in the states listed on Schedule 11.

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iv.
Compliance with Laws. The business of insurance conducted by Prudential has been and is being conducted in material compliance with applicable laws, and none of the licenses, permits or governmental approvals required for the continued conduct of the business of Prudential as such business is currently being conducted will lapse, terminate, expire or otherwise be impaired as a result of the consummation of the transactions contemplated to be undertaken by Prudential in this Commitment Agreement, except as, in either case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Prudential to perform its obligations under this Commitment Agreement.

v.
Accuracy of Information. To Prudential’s Knowledge (x) all material information provided by Prudential to the Company or the Independent Fiduciary (other than any component incorporated into the calculation of the Premium Amount or the GAC Issuance True-Up Premium not calculated, determined or provided by Prudential, including the Base File, and any information provided by Prudential based on any such component) in connection with the transactions contemplated by this Commitment Agreement was, as of the date indicated on such information, true and correct in all material respects and (y) no change has occurred since the date indicated on such information that Prudential has not publicly disclosed or disclosed to the recipient of such information that would cause such information, taken as a whole, to be materially false or misleading.

vi.
Relationship to the Plan. Prudential is not (1) a trustee of the Plan (other than a non-discretionary trustee who does not render investment advice with respect to any assets of the Plan), (2) a Plan administrator (within the meaning of ERISA § 3(16)(A) and the Code § 414(g)) with respect to the Plan or) or (3) an employer any of whose employees are covered by the Plan. Schedule 6 sets forth a true and complete list of (x) Prudential and Prudential’s affiliates that are investment managers within the meaning of ERISA § 3(38)(B) and (y) without duplication of clause (x), Prudential and Prudential’s affiliates that are registered as investment advisers under the Investment Advisers Act of 1940; provided, however, that solely with respect to the representation and warranty as to Schedule 6 to be made by Prudential on and as of the Premium Due Date, Prudential may update Schedule 6 through the Premium Due Date by providing a written update to the Company so that the information included therein is current on and as of the Premium Due Date.

vii.
No Post-Closing Liability. Following receipt by Prudential of the Premium Due Date Transfers, the Plan, the Company and the Independent Fiduciary and their respective affiliates and representatives will not have any liability to pay any annuity payment under the Contract.

viii.
The Contract. The Contract, when executed, will be duly executed and delivered by Prudential and will be a valid and binding obligation of Prudential and enforceable against Prudential by the Company and each Payee in accordance with its terms, subject to the Enforceability Exceptions. At all times, the right to a benefit and all other provisions under the Contract, in accordance with the Contract’s terms, will be enforceable by the sole choice of the Payee to whom such benefit is owed under the Contract, subject to the Enforceability Exceptions. In the event that the Company, as the contract holder, ceases to exist, notifies Prudential that it will

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cease to perform its obligations under the Contract, or no longer has obligations under the Contract, the Contract will remain a valid and binding obligation of Prudential, irrevocable and in full force and effect, and enforceable against Prudential by each Payee in accordance with its terms, subject to the Enforceability Exceptions.

ix.
Litigation. As of the Commitment Agreement Date, there is no action pending or, to Prudential’s Knowledge, threatened against Prudential that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict Prudential’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder.

x.
No Commissions. No fees, commissions or payments are or will be owed by Prudential to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Ancillary Agreements for which any other party, or its respective affiliates or representatives, could be liable.

xi.
RBC Ratio. As of the Commitment Agreement Date, Prudential’s most recent Projected RBC Ratio is [***] and, to Prudential’s Knowledge, no event (including a change to financial market metrics) has occurred between the date of Prudential’s most recent Projected RBC Ratio and the Commitment Agreement Date that would be expected to cause Prudential’s Projected RBC Ratio, calculated as of part of its next scheduled forecast, to [***].

xii.	[***]. [***]. [***]. [***]. [***].

b.	Company Representations and Warranties. The Company hereby represents and warrants to Prudential and the Independent Fiduciary as of the Commitment Agreement Date and as of the Premium Due Date that:

i.
Due Organization, Good Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the Ancillary Agreements to which it is a party makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. The Company has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated to be undertaken by the Company in this Commitment Agreement and the Ancillary Agreements.

ii.
Authorization of Commitment Agreement and Enforceability. The Company has received all necessary corporate approvals and no other action on the part of the Company is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated to be undertaken by the Company in this Commitment Agreement and the Ancillary Agreements to which

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it is a party. This Commitment Agreement and the Ancillary Agreements to which it is a party have been (or will be) duly executed and delivered by the Company, and each is (or when executed will be) a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

iii.
No Conflict. The execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements to which it is a party by the Company, and the consummation by the Company of the transactions contemplated to be undertaken by the Company in this Commitment Agreement do not (1) violate or conflict with any provision of the Plan and any documents and instruments governing the Plan as contemplated under ERISA § 404(a)(1)(D) (the “Plan Governing Documents”), the certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents of the Company, (2) violate or conflict with any law or order of any governmental authority applicable to the Company or the Plan Governing Documents, (3) require any governmental or governmental agency approval or (4) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which the Company is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on the Company’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement.

iv.
Accuracy of Information. Notwithstanding anything to the contrary in the Company NDA, to the Company’s Knowledge, (1) the mortality experience data file provided by or on behalf of the Company to Prudential identified on Schedule 10 did not contain any misstatements or omissions that were, in the aggregate, material, and (2) the data in respect of benefit amounts, forms of annuities, date of birth, date of death, state of residence, gender and status (beneficiary in pay or participant), in each case, with respect to the Payees that was furnished by or on behalf of the Company to Prudential, was not generated using any materially incorrect systematic assumptions or material omissions.

v.
Compliance with ERISA. The Plan and Plan Trust are maintained under and subject to ERISA and, to the Company’s Knowledge, are in compliance with ERISA in all material respects. To the Company’s Knowledge, no event has occurred that is reasonably likely to result in the Plan losing its status as qualified by the Code for preferential tax treatment under Code §§ 401(a) and 501(a). All Plan amendments necessary to effect the transactions contemplated by this Commitment Agreement and the Ancillary Agreements have been duly executed and, to the extent that they require authorization by the Company, have been, or will be by the Premium Due Date, duly authorized and made by the Company.

vi.
Plan Investments. Neither Prudential nor any of Prudential’s affiliates is a fiduciary of the Plan who either (A) has or exercises any discretionary authority or control with respect to the investment of Plan Assets that are or will be involved in the transactions contemplated by the Commitment Agreement or the Ancillary Agreements or (B) renders investment advice (within the

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

meaning of ERISA § 3(21)(A)(ii) or Code § 4975(e)(3)(B)) with respect to such assets. There are no commingled investment vehicles that hold Plan Assets, the units of which are or will be Plan Assets involved in the transactions contemplated by this Commitment Agreement or the Ancillary Agreements. No Plan Assets that are or will be involved in the transactions contemplated by this Commitment Agreement or the Ancillary Agreements are or will be managed by any investment manager listed on Schedule 6, and no investment advisor listed on Schedule 6 renders or will render investment advice (within the meaning of ERISA § 3(21)(A)(ii)) with respect to those assets.

vii.
Independent Fiduciary. The Independent Fiduciary has been duly appointed as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to (1) be the sole fiduciary responsible for selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (2) determine whether the transactions contemplated by this Commitment Agreement and the Ancillary Agreements satisfy ERISA, (3) represent the interests of the Plan and its participants and beneficiaries in connection with the negotiation of a commitment agreement and, to the extent set forth in the IF Engagement Letter, the terms of any agreements with Prudential, including the Contract and the annuity certificates, (4) direct the Plan Trustee on behalf of the Plan to transfer the Premium Due Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraphs 1.d.iv. and 3.c. and (5) take all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

viii.
Plan Trustee is Directed Trustee. The Plan Trustee has been duly appointed as the directed trustee of the Plan Trust and is obligated to follow the Independent Fiduciary’s directions to effectuate and consummate the transactions contemplated by this Commitment Agreement and the IF Engagement Letter.

ix.
Litigation. There is no action pending or, to the Company’s Knowledge, threatened against the Company, the Plan or the Independent Fiduciary that in any manner challenges or seeks to prevent, enjoin or materially alter or delay the transactions contemplated by this Commitment Agreement or that could reasonably be expected to materially impair or restrict such party’s ability to consummate the transactions contemplated by this Commitment Agreement and to perform its obligations hereunder.

x.
No Commissions. No fees, commissions or payments are or will be owed by the Company to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Ancillary Agreements for which any other party, or its respective affiliates or representatives, could be liable.

c.
Independent Fiduciary Representations and Warranties. The Independent Fiduciary hereby represents and warrants to the Company and Prudential as of the Commitment Agreement Date and as of the Premium Due Date and, with respect to paragraph 8.c.v.4 only, as of any other date on which the Plan Trustee pays Cash or assets to Prudential in connection with the transactions contemplated by this Commitment Agreement or the Contract, that:

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

i.
Due Organization, Good Standing and Corporate Power. The Independent Fiduciary is a trust company, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Independent Fiduciary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its performance of its obligations in the Commitment Agreement and the Ancillary Agreements to which it is a party makes such qualification or licensing necessary, except in such jurisdictions where the failure to be in good standing or so qualified or licensed would not be material. The Independent Fiduciary has all requisite power and authority to enter into and carry out its obligations under this Commitment Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated to be undertaken by the Independent Fiduciary in this Commitment Agreement and the Ancillary Agreements.

ii.
Authorization of Commitment Agreement and Enforceability. The Independent Fiduciary has received all necessary corporate approvals and no other action on the part of the Independent Fiduciary is necessary to authorize the execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated to be undertaken by the Independent Fiduciary in this Commitment Agreement and the Ancillary Agreements to which it is a party. This Commitment Agreement and the Ancillary Agreements to which it is a party have been duly executed and delivered by the Independent Fiduciary and each is (or when executed will be) a valid and binding obligation of the Independent Fiduciary, enforceable against the Independent Fiduciary, in accordance with its terms, subject to the Enforceability Exceptions.

iii.
No Conflict. The execution, delivery and performance of this Commitment Agreement and the Ancillary Agreements to which it is a party by the Independent Fiduciary, and the consummation by the Independent Fiduciary of the transactions contemplated to be undertaken by the Independent Fiduciary in this Commitment Agreement do not (1) violate or conflict with any provision of its certificates or articles of incorporation, bylaws, code of regulations, or the comparable governing documents, (2) violate or conflict with any law or order of any governmental authority applicable to the Independent Fiduciary, (3) require any governmental or governmental agency approval, (4) violate or conflict with any law or order of any governmental authority applicable to any provision of the Plan Governing Documents or (5) require any consent of or other action by any person under, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under, any provision of any contract to which the Independent Fiduciary is a party, except where the occurrence of any of the foregoing would not have a material adverse effect on the Independent Fiduciary’s ability to consummate the transactions and perform its obligations contemplated by this Commitment Agreement.

iv.	Independent Fiduciary Compliance with ERISA.

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

1.
The Independent Fiduciary meets the requirements of, and in the transactions contemplated by this Commitment Agreement and the Ancillary Agreements is acting as, an “investment manager” under ERISA § 3(38), and further constitutes a “qualified professional asset manager” under the U.S. Department of Labor Prohibited Transaction Class Exemption 84-14 solely with respect to the transfer of assets to Prudential in connection with the transactions contemplated by this Commitment Agreement and the Ancillary Agreements (but not the selection of such assets or the management of such assets prior to the transfer).

2.
The Independent Fiduciary has accepted, and has not rescinded or terminated, its designation as the sole fiduciary of the Plan with authority to select one or more insurers to issue one or more group annuity contracts in the IF Engagement Letter (a true and correct copy of which has been provided to Prudential, except that the fees to be paid to the Independent Fiduciary and indemnification provisions have been redacted), and the Independent Fiduciary reaffirms its fiduciary status as set forth in the IF Engagement Letter.

3.
The Independent Fiduciary has accepted, and has not rescinded or terminated, appointment as independent fiduciary of the Plan with respect to the purchase of one or more group annuity contracts to (a) be the designated fiduciary responsible for selecting one or more insurers to provide annuities in accordance and compliance with the ERISA Requirements, (b) determine whether the transactions contemplated by this Commitment Agreement and the Ancillary Agreements satisfy ERISA, (c) represent the interests of the Plan and its participants and beneficiaries in connection with the negotiation of a commitment agreement and, to the extent set forth in the IF Engagement Letter, the terms of any agreements with Prudential, including the Contract and the annuity certificates, (d) direct the Plan Trustee on behalf of the Plan to transfer the Premium Due Date Transfers in connection with the consummation of the transactions contemplated by this Commitment Agreement and any amounts required pursuant to paragraphs 1.d.iv. and 3.c. and (e) take all other actions on behalf of the Plan necessary to effectuate the foregoing to the extent set forth in the IF Engagement Letter.

4.
The Independent Fiduciary is fully qualified and has the requisite expertise together with its reliance on its consultant, Mercer Health and Benefits LLC, and its counsel, K&L Gates LLP, to serve as an independent fiduciary in connection with the transactions contemplated by this Commitment Agreement and the Ancillary Agreements, and it is independent of the Company and Prudential within the meaning of 29 C.F.R. § 2570.31(j). The Independent Fiduciary has ensured that it has established commercially reasonable ethical walls between its personnel working on the transactions contemplated in the Commitment Agreement and the Ancillary Agreements and its personnel working on other matters involving the Company, Prudential or any of their respective affiliates.

v.	ERISA Related Determinations.

1.
The Independent Fiduciary has selected Prudential to issue the Contract as set forth in this Commitment Agreement and such selection, the transactions contemplated by this Commitment Agreement, the Plan’s use of assets for the purchase of the Contract as contemplated by this

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Commitment Agreement and the Contract (including its terms) each satisfies the ERISA Requirements. The Independent Fiduciary has delivered a certification confirming the foregoing, executed by a duly authorized officer of the Independent Fiduciary, to the Fiduciary Review Committee of the Retirement Plan of International Paper Company.

2.
The transactions contemplated by this Commitment Agreement and the purchase of the Contract do not result in a Non-Exempt Prohibited Transaction, provided that the representations in paragraphs 8.a.vi and 8.b.vi are true and correct in all material respects as of the Premium Due Date.

3.
The Plan Trust (I) will receive no less than “adequate consideration” for the Transferred Assets and (II) will pay no more than “adequate consideration” for the Contract, in each case within the meaning of “adequate consideration” under ERISA § 408(b)(17)(B) and Code § 4975(f)(10).

4.
The Independent Fiduciary is responsible for exercising independent judgment in evaluating any transactions that the Plan engages in with Prudential (including purchase of the Contract). The Independent Fiduciary understands that Prudential did not undertake and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with any transactions that the Plan engages in with Prudential.

5.
The Independent Fiduciary has provided and will continue to provide the services described in Section 2 of the IF Engagement Letter prudently and for the exclusive benefit and in the sole interest of the Plan and its participants and beneficiaries.

vi.
No Commissions. No fees, commissions or payments are or will be owed by the Independent Fiduciary to any individual or entity in connection with the transactions contemplated in this Commitment Agreement and the Ancillary Agreements for which any other party, or its respective affiliates or representatives, could be liable.

9.
Conditions to Closing. The parties’ obligations to consummate the transactions contemplated by this Commitment Agreement in connection with the Premium Due Date Transfers, including the Independent Fiduciary’s obligation to direct the Plan Trustee to consummate the transactions contemplated by this Commitment Agreement, are subject to the conditions that:

a.
the Independent Fiduciary will have confirmed that the transactions contemplated by this Commitment Agreement continue to satisfy the ERISA Requirements because an Independent Fiduciary MAC has not occurred or, if an Independent Fiduciary MAC has occurred, it is not continuing on the Premium Due Date; and

b.
no court or government agency has taken any action after the Commitment Agreement Date that would (i) cause the consummation of the transactions contemplated by this Commitment Agreement to violate the law or (ii) cause the Plan to fail to remain qualified under Code Section 401(a); provided that, if the condition to closing set forth in this paragraph 9.b.ii is not satisfied, the [***] shall be payable in accordance with paragraph 7.

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

10.	Definitions. For purposes of this Commitment Agreement, the following defined terms will have the following meanings:

a.	“AAA” is defined in Schedule 4.

b.	“Ancillary Agreements” means, collectively, the Contract and the Plan Trustee Agreement.

c.	“Annuity Start Date” means December 31, 2018.

d.	“Annual Benefit” is defined in Schedule 8.

e.	“Approved Firm” is defined in Schedule 4.

f.	[***].

g.	[***].

h.	“Authorized Persons” is defined in paragraph 12.d.

i.	[***].

j.	“Base File” means the data file titled [***], provided by the Company to Prudential posted to Willis Towers Watson OnePlace secure website at 3:24 p.m. eastern time on August 28, 2018.

k.	“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in New York, New York are authorized or required by law to close.

l.	“Call Center” is defined in paragraph 6.b.

m.	“Cash” means a wire transfer, through the Federal Reserve System, of currency of the United States of America.

n.	“Check Register” is defined in Schedule 7.

o.	“Code” means the Internal Revenue Code of 1986 and the applicable Treasury Regulations issued thereunder.

p.	“Commitment Agreement” is defined in the preamble.

q.	“Commitment Agreement Date” is defined in the preamble.

r.	“Company” is defined in the preamble.

s.	“Company Contact” is defined in paragraph 6.b.

t.	“Company Indemnified Party” is defined in paragraph 11.

u.	“Company NDA” is defined in paragraph 12.c.

v.	“Confidential Information” has the meaning ascribed to such term in the Company NDA.

w.	“Contract” is defined in the preamble.

x.	“Corridor Breach” is defined in Schedule 8.

y.	“Cut-Off Time” means 1:00 p.m. eastern time on the Premium Due Date.

z.	“Data Corrections” is defined in Schedule 8.

aa.	“Data Correction Adjustment” is defined in Schedule 8.

bb.	“Data Load File” is defined in Schedule 7.

cc.	“Data Load File Sign-Off” is defined in Schedule 7.

dd.	“Deleted Lives” is defined in Schedule 8.

ee.	“Deleted Lives Percentage” is defined in Schedule 8.

ff.	[***].

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

gg.	“Enforceability Exceptions” is defined in paragraph 8.a.ii.

hh.	“ERISA” means Employee Retirement Income Security Act of 1974, as amended, and any federal agency regulations promulgated thereunder that are currently in effect and applicable.

ii.	“ERISA Requirements” means all of the applicable requirements of ERISA and applicable guidance promulgated thereunder, including Interpretive Bulletin 95-1.

jj.	[***]. [***].

[***]

kk.	“Final Annuity Quote Sheet” is defined in paragraph 1.b.

ll.	“Final Production Data File” is defined in Schedule 7.

mm.	“GAC Issuance Data” is defined in paragraph 1.d.i.

nn.	“GAC Issuance Data Notice Date” is defined in paragraph 1.d.i.

oo.	“GAC Issuance True-Up Premium” is defined in Schedule 8.

pp.	[***].

qq.	[***].

rr.	“IF Engagement Letter” means the engagement agreement between the Fiduciary Review Committee of the Retirement Plan of International Paper Company and the Independent Fiduciary dated August 3, 2018.

ss.	“IFID NDA” is defined in paragraph 12.c.

tt.	“Independent Fiduciary” is defined in the preamble.

uu.
“Independent Fiduciary MAC” means (i) the occurrence of a material adverse change, as determined in the Independent Fiduciary’s sole discretion, in or directly affecting Prudential after the Commitment Agreement Date that would cause the selection of Prudential and the purchase of the Contract to fail to satisfy the ERISA Requirements, or (ii) the occurrence of a change in ERISA Requirements after the Commitment Agreement Date that would cause the selection of Prudential and the Plan’s purchase of the Contract to fail to satisfy ERISA Requirements.

vv.	[***]

ww.	[***]. [***].

xx.	“Knowledge” means actual knowledge after making appropriate inquiry.

yy.	“Liability Baseline Value” is defined in Schedule 8.

zz.	[***].

[[.	[***].

aaa.	[***].

bbb.	“Modified GAC Deadline Date” is defined in paragraph 2.a.

ccc.	“Modified GAC Form” is defined in paragraph 2.

ddd.	“Mortalities” is defined in Schedule 8.

eee.	“Mortality Corrections” is defined in Schedule 8.

fff.	“NAIC” is defined in Schedule 12.

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

ggg.	“NDA” is defined in paragraph 12.c.

hhh.	“New Lives” is defined in Schedule 8.

iii.	“New Lives Percentage” is defined in Schedule 8.

jjj.	“Non-Exempt Prohibited Transaction” means a transaction prohibited by ERISA § 406 or Code § 4975, for which no statutory exemption or U.S. Department of Labor class exemption is available.

kkk.	“Payee” means any payee under the Contract, including annuitants, contingent annuitants, alternate payees and beneficiaries, as applicable.

lll.	[***].

mmm.	“Plan” is defined in the preamble.

nnn.	“Plan Asset” means an asset of the Plan within the meaning of ERISA.

ooo.	“Plan Governing Documents” is defined in paragraph 8.b.iii.

ppp.	“Plan Trust” means International Paper Company Retirement Plans Master Trust.

qqq.	“Plan Trustee” means State Street Bank and Trust Company.

rrr.	“Plan Trustee Agreement” means the agreement, dated as of the date hereof, among Prudential, the Plan Trustee and the Independent Fiduciary.

sss.	“Preliminary Production Data File” is defined in Schedule 7.

ttt.	“Premium Amount” is defined in paragraph 3.

uuu.	“Premium Due Date” means five Business Days following the Commitment Agreement Date.

vvv.	“Premium Due Date Transfers” is defined in paragraph 3.

www.	“Projected RBC Ratio” means the projection of the RBC Ratio as of [***], as calculated under the method set forth on Schedule 12.

xxx.	“Proposal” is defined in paragraph 1.b.

yyy.	“Prudential” is defined in the preamble.

zzz.	“RBC Ratio” means the company action level risk-based capital ratio of Prudential [***].

[[[.	[***] .

aaaa.	[***].

bbbb.	“Relevant Percentage” is defined in Schedule 8.

cccc.	“Removed Lives” is defined in Schedule 8.

dddd.	[***].

eeee.	“Scaled GAAP PBO” is defined in Schedule 8.

ffff.	[***].

gggg.
“Scheduled GAC Issuance Date” means on or before April 18, 2019 or, if applicable, and, if later, by the date that is five Business Days following the final resolution of any arbitration disputes in accordance with Schedule 4.

hhhh.	“SEC” is defined in paragraph 4.b.

iiii.	“Specimen GAC Form” is defined in paragraph 1.a.

jjjj.	[***]. [***].

kkkk.	[***].

llll.	[***].

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

mmmm.	“Update File” is defined in Schedule 7.

nnnn.	“Welcome Kit” is defined in paragraph 5.a.

11.	Indemnification.
Prudential will indemnify, defend and hold the Company, the Plan, the Independent Fiduciary and their respective affiliates, officers, directors, stockholders, employees, Plan fiduciaries, agents and other representatives (each, a “Company Indemnified Party”) harmless from and against any and all actual, but not potential or contingent, losses, damages, costs and expenses (in each case, including reasonable out-of-pocket expenses and reasonable fees and expenses of counsel) to the extent arising out of or relating to the portion of any action, lawsuit, proceeding, investigation, demand or other claim against such Company Indemnified Party by a third party that is threatened or brought against or that involves a Company Indemnified Party and that arises out of or relates to any failure by Prudential to make, or cause to be made, any payments required to be made to a Payee pursuant to the Contract. Prudential will have the right at any time to assume the defense with counsel of its choice reasonably satisfactory to the Company Indemnified Party and to control the defense of such Company Indemnified Party, provided, however, that Prudential will not consent to the entry of any judgment or enter into any settlement without prior written consent of the Company Indemnified Party unless the judgment or proposed settlement involves only the payment of money by Prudential and does not admit liability on the part of a Company Indemnified Party. The prior written consent of a Company Indemnified Party with respect to such defense, including but not limited to, consenting to choice of counsel and entry into judgments or settlements shall be provided in a timely manner and shall not be unreasonably withheld, conditioned or delayed.

12.	Miscellaneous.

a.
This Commitment Agreement, together with the Schedules to this Commitment Agreement, which are incorporated by reference and made a part of this Commitment Agreement as if fully set forth herein, constitutes the sole and entire agreement of the parties to this Commitment Agreement with respect to the subject matter contained herein and therein. The parties each hereby acknowledge that they jointly and equally participated in the drafting of this Commitment Agreement and all other agreements contemplated hereby, and no presumption will be made that any provision of this Commitment Agreement will be construed against any party by reason of such role in the drafting of this Commitment Agreement or any other agreement contemplated hereby. No amendment of any of the provisions hereof shall be effective unless set forth in writing and signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Commitment Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. Except to the extent expressly provided in this Commitment Agreement, nothing in this Commitment Agreement shall confer any rights or remedies upon any person other than the parties hereto.

b.
This Commitment Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, or proceeding arising out of or relating

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

to this Commitment Agreement or the transactions contemplated hereby may be instituted in the courts of the State of New York in each case located in the city of New York and County of New York, and each party hereby irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action, or proceeding. The parties agree that irreparable damage would occur if any provisions of this Commitment Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. To the fullest extent permitted by law, none of the parties will be liable to any other party for any punitive or exemplary damages of any nature in respect of matters arising out of this Commitment Agreement.

c.
Notwithstanding anything to the contrary in the Mutual Non-Disclosure Agreement, dated as of April 26, 2018, between the Company and Prudential (the “Company NDA”), and the Non-Disclosure Agreement, dated as of August 14. 2018, between Prudential and the Independent Fiduciary (the “IFID NDA” and, together with the Company NDA, the “NDAs” and each an “NDA”), each NDA shall continue in full force and effect except that, if the Premium Due Date Transfers are transferred to and received by Prudential, (a) each NDA shall continue indefinitely and shall not be terminated without the mutual written agreement of (i) the Company and Prudential in the case of the Company NDA and (ii) Prudential and the Independent Fiduciary in the case of the IFID NDA, and (b) with respect to the Company NDA, Prudential will not be required to return or destroy any Confidential Information and will not be restricted in its use or disclosure of any Confidential Information related to Payees, annuity payments under the Contract or the pricing or underwriting of the Contract, received from another party, provided, that Prudential will use such Confidential Information only in compliance with all applicable laws relating to privacy of personally identifying information.

d.
Prudential will comply, and will ensure that all of its affiliates, agents, and subcontractors comply, with all applicable laws and regulations governing the Confidential Information of all Payees, including those laws relating to privacy, data security and protection and the safeguarding of such information, and its maintenance, disclosure and use. Prudential will maintain administrative, technical and physical safeguards to protect the privacy and security of the confidential information related to Payees. Prudential will comply in all material respects with any internal written policies relating to the confidential information of any Payee as in effect from time to time. Prudential acknowledges that it is solely responsible from and after the Commitment Agreement Date for any Data Breach. For purposes of this paragraph 12.d., “Data Breach” means any act or omission by Prudential or its agents, subcontractors or service providers (“Authorized Persons”) that compromises either the security, confidentiality or integrity of Payee data or the physical, technical, administrative or organizational safeguards put in place by Prudential (or any Authorized Persons) that relate to the protection of the security, confidentiality or integrity of any personally identifying information of any Payee.

e.
Prudential, the Company and the Independent Fiduciary shall not assign or transfer this Commitment Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties. Any assignment or transfer in violation of this paragraph 12.e. will be null and void from the outset, without any effect whatsoever.

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

f.	This Commitment Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

IN WITNESS WHEREOF, the Company, Prudential, and the Independent Fiduciary have executed this Commitment Agreement as of the date first written above.

INTERNATIONAL PAPER COMPANY	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /S/ ERROL HARRIS	By: /S/ MARGARET G. MCDONALD
Print Name: Errol Harris	Print Name: Margaret G. McDonald
Title: Vice President & Treasurer	Title: AVP

STATE STREET GLOBAL ADVISORS TRUST COMPANY, acting solely in its capacity as Independent Fiduciary of the Plan
By: /S/ DENISE SISK
Print Name: Denise Sisk
Title: Managing Director

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 1
to
Commitment Agreement

SPECIMEN GAC FORM

ATTACHED

Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

SAMPLE BUY-OUT CONTRACT ([***])

The Prudential Insurance Company of America
Newark, New Jersey

Contract-Holder: NAME OF CONTRACT-HOLDER	Plan: NAME OF RETIREMENT PLAN
Employer: NAME OF EMPLOYER
[***] [***]	Jurisdiction: STATE OF JURISDICTION
Effective Date: MM DD, YYYY Amendment Date: MM DD, YYYY	Contribution Amount as of Effective Date: $XXX,XXX Contribution Adjustment Amount: None, as of MM DD, YYYY Total Contribution Amount as of MM, DD, YYYY: $XXX,XXX
Pages Attached: 1-XX, Cash and Transferred Assets Exhibit, Cash and Transferred Assets Exhibit Supplement, Annuity Exhibits

NAME OF CONTRACT-HOLDER	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA 30 Scranton Office Park Scranton, PA 18507-1789 SAMPLE
By: __ SAMPLE __________ Title: Date:	Chairman and Chief Executive Officer SAMPLE Secretary Attest: _______________________________ Date:

Initially a Buy-Out Contract supported by a Dedicated Separate Account 1
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Single-Premium Non-Participating Group Annuity Contract supported by a Separate Account providing for Annuity Payments, subject to the provisions of this Contract. The Annuity Payments hereunder do not vary based on any gains or losses of the assets held in the Separate Account.

2
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

TABLE OF CONTENTS
PROVISION IDEFINITIONS, SEPARATE ACCOUNT OPERATION AND TERMINATION OF CONTRACT    3
1.1Definitions    3
1.2Agreement to Pay Contribution Amount; Deposit into the Separate Account    6
1.3Agreement to Make Annuity Payments; Associated Withdrawals from the Separate Account    7
1.4The Separate Account that Supports this Contract    7
1.5Investments Held in Separate Account; Insulation of Separate Account Assets    7
1.6Insulation of Separate Account Assets    7
1.7Expenses; Establishing Reserves; Withdrawal of Assets from the Separate Account    7
1.8Process for Making Annuity Payments    8
1.9Persons Entitled to Enforce this Contract    8
1.10Termination of Contract    9
1.11Small Account Conversion    9
PROVISION IIPAYMENT TERMS AND CONDITIONS FOR FORMS OF ANNUITIES    9
2.1Covered Lives, Contingent Lives, and Beneficiaries    9
2.2Definitions    9
2.3Annuity Forms    9
2.4No Assignment by Covered Lives and Contingent Lives    11
2.5Proof of Continued Existence for Life Annuities; Escheatment    12
2.6Misstatements    12
2.7Concerning Designations    13
2.8Concerning Qualified Domestic Relations Orders    14
2.9Payments to Representatives    14
2.10Certificates    14
PROVISION IIIGENERAL TERMS    15

3
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

3.1Communications    15
3.2Currency; Payments    15
3.3Reliance on Records; Correction of Errors    15
3.4Contract-Holder; Successor    15
3.5No Implied Waiver    16
3.6Changes    16
3.7Entire Contract - Construction    16
3.8Third Party Beneficiaries    16
CASH AND TRANSFERRED ASSETS EXHIBIT

ANNUITY EXHIBITS

4
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Provision IDefinitions, Separate Account Operation and Termination of Contract

1.1	Definitions
In addition to other capitalized terms defined in this Contract, the following capitalized terms shall have the meanings indicated, which definitions shall control in the event a term is also defined in the Annuity Exhibits:
“Aggregate Monthly Payment” means, for each month, the total amount of Annuity Payments payable in respect of all Covered Lives (and, if applicable, Contingent Lives and Beneficiaries) for such month, subject to adjustment as provided in this Contract.
“Amendment Date” means, with respect to an amendment of this Contract, the date specified as such on the Cover Page of this Contract, as amended
“Annuity Exhibits” means the Annuity Exhibits attached hereto on the Effective Date, as amended and supplemented pursuant hereto.
“Annuity Commencement Date” means the date the Annuity Payments commence in respect of a Covered Life and, if applicable, Contingent Life and Beneficiary, which is specified on the Annuity Exhibits.
“Annuity Payments” means, with respect to each Covered Life (and, if applicable, Contingent Life and Beneficiary), the amount, if any, determined in accordance with Provision II of this Contract, as applicable.
“Beneficiary” means a person, other than a Covered Life or a Contingent Life, shown in Prudential’s records as the beneficiary associated with such Covered Life or, after the death of a Covered Life, associated with a Contingent Life. A Beneficiary may receive Annuity Payments under this Contract after the death of a Covered Life or Contingent Life if so provided for under the Annuity Form applicable to the Covered Life. A Representative of a Beneficiary shall have the rights of a Beneficiary hereunder. A Beneficiary is not a party to this Contract and has no rights hereunder, except those expressly conferred on it in Section 1.9.
"Business Day" means any weekday on which the banks in New York City, New York are open for business. If any payment under this Contract is due and payable on a day which is not a Business Day, or if any notice or report is required to be given on a day which is not a Business Day, such payment shall be due and payable or such notice or report shall be given on the next succeeding Business Day.
“Cash and Transferred Assets Exhibit” means the Cash and Transferred Assets Exhibit (substantially in the form attached hereto), setting forth the Contribution Amount, as well as the amount of cash and certain information about non-cash assets constituting the Contribution Amount paid on the Effective Date.
“Cash and Transferred Assets Exhibit Supplement” means, with respect to an Amendment Date, a supplement (substantially in the form attached hereto) to the Cash and Transferred Assets Exhibit, setting forth the Contribution Adjustment Amount paid on such Amendment Date, as well as (i) the amount of cash and certain information about non-cash assets constituting the Contribution Adjustment
Amount paid on such Amendment Date; and (ii) any agreed upon correction to the Cash and Transferred Assets Exhibit, including a correction to the Market Value of any non-cash asset that was previously paid as part of the Contribution Amount or any Contribution Adjustment Amount.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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“Commingled Account” means the Non-Participating Group Annuity Separate Account of Prudential. This commingled separate account may hold assets supporting the payment obligations of Prudential under this Contract following a Small Account Conversion in accordance with Section 1.11. Such separate account also supports Prudential’s payment obligations under other group annuity contracts issued by Prudential. Each such contract obligates Prudential to make payments to the contract-holder and/or to individual covered lives, contingent lives and beneficiaries in amounts measured by the life-span of such covered lives, by any lump sum amounts due, by the remaining portion of any period certain annuities.
“Contingent Life” means a person listed on the Annuity Exhibits as entitled to a periodic payment following the death of the Covered Life in accordance with a joint and survivor Form of Annuity, but does not include any Beneficiary. A Contingent Life is not a party to this Contract and has no rights hereunder, except those expressly conferred on it in Section 1.9. A Representative of a Contingent Life shall have the rights of a Contingent Life hereunder.
“Contingent Life Amount” means an amount that is specified in the Annuity Exhibits for the Covered Life’s Annuity Form as the “Contingent Life Amount.”
“Contract” means this Group Annuity Contract, including the Annuity Exhibits attached hereto, as amended from time to time.
“Contract-Holder” means the entity named as such on the Cover Page of this Contract, and any successors or permitted assigns.
“Contribution Adjustment Amount” means, with respect to an amendment of this Contract, the amount specified as such on the Cover Page of this Contract, as amended, payable on the applicable Amendment Date specified on the Cover Page.
“Contribution Amount” means the amount specified as such on the Cover Page of this Contract.
“Covered Life” means each Immediate Covered Life listed on the Annuity Exhibits as entitled to a periodic payment specified in the Annuity Exhibits, but does not include any Contingent Life or any Beneficiary. A Covered Life is not a party to this Contract and has no rights hereunder, except those expressly conferred on it in Section 1.9. A Representative of a Covered Life shall have the rights of a Covered Life hereunder.
“Covered Life Amount” means an amount that is specified in the Annuity Exhibits for the Covered Life’s Annuity Form as the “Covered Life Amount.”
“Data Finalization Date” means MM DD, YYYY or such other date as may be determined by mutual written consent of the Contract-Holder and Prudential.
“Data Finalization Amendment Date” means the Amendment Date, if any, on which the Annuity Exhibits are attached to this Contract reflecting the data determined by Prudential and the Contract-Holder as of the Data Finalization Date and, if applicable, the related Contribution Adjustment Amount is paid.
“Dedicated Account” means the [***] Separate Account of Prudential. This separate account will only hold assets supporting the payment obligations of Prudential under this Contract and Affiliate Contracts. After a Small Account Conversion in accordance with Section 1.11, the assets of this separate account may be transferred to the Commingled Account.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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“Effective Date” means the date specified as such on the Cover Page of this Contract.
“Employer” means the NAME OF PLAN SPONSOR.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“General Account” means the general account of Prudential.
“Immediate Covered Life” means each person listed on the Annuity Exhibits as entitled to a periodic and/or lump-sum payment specified on the Annuity Exhibits whose Annuity Commencement Date is on or before MM DD, YYYY. An Immediate Covered Life is not a party to this Contract and has no rights hereunder, except those expressly conferred on it in Section 1.9 hereof.
“Market Value” (a) with respect to cash, means 100% thereof; (b) with respect to any non-cash assets, to the extent such Separate Account Assets are not covered by clause (c) below, means the fair market value of such assets, as such fair market value is determined by Prudential in accordance with its standard procedures for establishing the market value of its assets. , and (c) in respect of any portion of the [Total]B Contribution Amount paid by delivery of securities and other non-cash assets (if any) pursuant to Section 1.2, means the fair market value of each such asset in an amount and as of a date shown (i) in the case of the Contribution Amount, as specified in the Cash and Transferred Assets Exhibit and (ii) in the case of any Contribution Adjustment Amount, as specified in the Cash and Transferred Assets Exhibit Supplement dated as of the Amendment Date on which such Contribution Adjustment Amount is payable.
“Plan” means the plan specified on the Cover Page of this Contract.
“Prudential” means The Prudential Insurance Company of America, its successors and permitted assigns.
“Prudential’s Office” means the following office of Prudential, unless Prudential provides a notice specifying another address for certain or all communications:
The Prudential Insurance Company of America
30 Scranton Office Park
Scranton, PA 18507-1789
Attention: Group Annuity Operations
“Qualified Domestic Relations Order” means a qualified domestic relations order that meets the requirements of ERISA as applied to employee benefit plan participants in effect from time to time.
“Representative” means , with respect to a Covered Life or Contingent Life or Beneficiary, an individual or entity demonstrating to the reasonable satisfaction of Prudential that such individual or entity is duly appointed (a) as a guardian of such Covered Life or Contingent Life or Beneficiary, (b) as a holder of a power of attorney from such Covered Life or Contingent Life or Beneficiary, (c) as a trustee of such Covered Life or Contingent Life or Beneficiary or (d) as a testamentary executor of such Covered Life’s or Contingent Life’s or Beneficiary’s estate; provided, that a “Representative” does not include an assignee of the rights of such person hereunder in contravention of Provision II.
“Separate Account” means the Dedicated Account unless the Commingled Account is substituted for the Dedicated Account in accordance with Section 1.11, after which the Separate Account means the Commingled Account. This

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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Contract does not participate in the investment or other experience of either the Dedicated Account or the Commingled Account.
“Total Contribution Amount” means, as of any date, the Contribution Amount, as increased or decreased by any Contribution Adjustment Amounts specified on an amended Cover Page of this Contract through the most recent Amendment Date.

1.2	Agreement to Pay Contribution Amount; Deposit into the Separate Account
[***]. [***]. [***].
Upon receipt of the Contribution Amount due on the Effective Date, Prudential agrees to pay the Annuity Payments due under this Contract and further agrees that such obligation shall thereupon be irrevocable.
[***]. All assets allocated by Prudential to the Separate Account held by a custodian will be held by Prudential in one or more custody accounts at entities independent of Prudential and each such custody account shall only hold assets allocated to the Separate Account.
On each Amendment Date specified on an amended Cover Page of this Contract, if any, Contract-Holder and Prudential may, by separate amendment to this Contract, agree that (a) the Contribution Adjustment Amount specified on such amended Cover Page shall be paid on such Amendment Date (x) prior to or on the Data Finalization Amendment Date, in cash and/or non-cash assets and (y) following the Data Finalization Amendment Date, in cash; and (b) a Cash and Transferred Assets Exhibit Supplement dated as of such Amendment Date shall be attached to this Contract specifying: (i) such Contribution Adjustment Amount; (ii) the amount of cash and, if applicable, the Market Value and certain other information with respect to each non-cash asset being transferred as part of such Contribution Adjustment Amount; (iii) if such Contribution Adjustment Amount is payable by Prudential, whether each such asset is being paid from the General Account or from the Separate Account; and (iv) any agreed upon correction to the Market Value of any asset specified on the Cash and Transferred Assets Exhibit or any Cash and Transferred Assets Exhibit Supplement that was previously agreed and attached to this Contract. No such amendment shall require the consent of any person other than Contract-Holder and Prudential.
If the Contribution Adjustment Amount that is payable on the Amendment Date is a negative number, then such amount shall be paid by Prudential to the Contract-Holder on such Amendment Date by delivering cash and/or non-cash assets agreed to by Prudential and the Contract-Holder having the Market Value as of the determination date equal to such Contribution Adjustment Amount, as indicated on the applicable Cash and Transferred Assets Exhibit Supplement.
If the Contribution Adjustment Amount that is payable on the Data Finalization Amendment Date or any prior Amendment Date is a positive number, then the Contract-Holder shall pay such amount to Prudential on such Amendment Date by delivering cash and/or non-cash assets acceptable to Prudential having the Market Value as of the determination date equal to such Contribution Adjustment Amount, as indicated on the applicable Cash and Transferred Assets Exhibit Supplement, and Prudential will allocate the Contribution Adjustment Amount received on such date to the Separate Account.
If the Contribution Adjustment Amount that is payable after the Data Finalization Amendment Date is a positive number, then the Contract-Holder shall pay such amount to Prudential on such Amendment Date by delivering cash to Prudential in an amount equal to such Contribution Adjustment Amount, as indicated on the applicable Cash and Transferred Assets Exhibit Supplement, and Prudential will allocate the Contribution Adjustment Amount received on such date to the Separate Account.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

For the avoidance of doubt, with respect to any amendment to the Annuity Exhibits increasing any Annuity Payments or adding Annuity Payments in respect of new Covered Lives [or Contingent Lives or Beneficiaries]H under this Contract, Prudential’s obligation to make any such increase or addition with respect to any such Annuity Payment or to add any such new Covered Lives [or Contingent Lives or Beneficiaries] H shall be conditioned on Prudential’s prior receipt of any payment due to Prudential under this Contract with respect to any such amendment.

1.3	Agreement to Make Annuity Payments; Associated Withdrawals from the Separate Account
Subject to receipt of the full Contribution Amount, Prudential agrees to pay Annuity Payments due from and after the Effective Date.
[***]. [***].
[***].
[***].

1.4	The Separate Account that Supports this Contract
During the period starting on the Effective Date and ending on the earlier of (i) the consummation of a Small Account Conversion and (ii) the payment of the last Annuity Payment due under this Contract, the Dedicated Account shall be the “Separate Account” supporting Annuity Payments hereunder. After consummation of a Small Account Conversion, the Commingled Account shall be the “Separate Account” supporting Annuity Payments hereunder.

1.5	Investments Held in Separate Account; Insulation of Separate Account Assets
The Separate Account is intended to be invested primarily in investment-grade fixed income securities, but other investments are permitted. Prudential will invest and reinvest the assets of the Separate Account at the time and in the amounts as Prudential determines in its discretion and in accordance with applicable law. Prudential may, with respect to any assets held in the Separate Account, delegate Prudential's investment management and/or voting rights to other entities, including institutions not affiliated with Prudential.

1.6	Insulation of Separate Account Assets
Prudential owns all the assets in each Separate Account. Pursuant to Section 17B:28-9(c) of the New Jersey Insurance Statutes, (A) none of the assets allocated to the Dedicated Account, [***] and (B) none of the assets allocated to the Commingled Account, [***], will be chargeable with liabilities arising out of any other business of Prudential.

1.7	Expenses; Establishing Reserves; Withdrawal of Assets from the Separate Account
Expenses may be charged against the Separate Account. Such expenses shall represent the direct and indirect costs (inclusive of general and administrative expenses) relating to this Contract and the Separate Account and shall be charged against the Separate Account in accordance with statutory accounting principles. Expense payables and withdrawals from the Separate Account will include custody fees applicable to the Separate Account, investment management related expenses, taxes due on the Separate Account earnings and general and administrative expenses allocated to the Separate Account. If Prudential’s General Account pays such expenses

9
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

or contractual obligations, then a payable owed by the Separate Account shall arise, and Prudential’s General Account shall be later reimbursed by charging the Separate Account.
[***].
Periodically, Prudential will compare (A) the statutory carrying value of the assets held in the Separate Account reduced by payables related to expenses and to Contract obligations (and, following a Small Account Conversion, obligations of the other contracts supported by the Commingled Account) due on or prior to the date of determination, to (B) the statutory liability for the contractual annuity benefits with respect to the Contract (and, from and after a Small Account Conversion, the statutory liability for the other contracts supported by the Commingled Account), plus any interest maintenance reserve established for the Separate Account.
If the amount described in clause (B) exceeds the amount described in clause (A), then Prudential will establish and fund reserves in the General Account in support of this Contract equal to the amount by which (B) exceeds (A) on such date of determination; otherwise such reserves will be zero.
[***].
A withdrawal from the Separate Account will be made only on a Business Day, and the assets withdrawn will no longer be allocated to the Separate Account.

1.8	Process for Making Annuity Payments
From and after the later of the Annuity Commencement Date and the date Prudential receives information reasonably required by it to enable it to make Annuity Payments directly to Covered Lives (and, if applicable, Contingent Lives and Beneficiaries) (such as information concerning addresses, bank accounts, income tax withholding, designation of Beneficiaries and Qualified Domestic Relations Orders), Prudential shall make Annuity Payments arising after such date directly to such Covered Lives, Contingent Lives and Beneficiaries. Prior to receipt of such information, Prudential may withhold Annuity Payments until it receives such information, whereupon it shall pay Annuity Payments, without interest, directly to Covered Lives (and, if applicable, Contingent Lives and Beneficiaries).

1.9	Persons Entitled to Enforce this Contract

(a)
Covered Lives and Contingent Lives. Any Covered Life or Contingent Life shall have the right to enforce his or her right to receive Annuity Payments under this Contract against Prudential in the capacity of an intended third party beneficiary thereof. The rights of a Covered Life or Contingent Life are not diminished if Contract-Holder ceases to exist and no successor is appointed.

(b)
Contract-Holder and the Plan. Contract-Holder shall have the right to enforce any provision of this Contract against Prudential. Neither Contract-Holder nor the Plan shall have any obligation to any Covered Life or Contingent Life with respect to the Annuity Payments under this Contract.

(c)	Prudential. Prudential shall have the right to enforce any provision of this Contract against Contract-Holder.

1.10	Termination of Contract
This Contract will terminate on the date that no further amounts are payable by either party hereunder.

1.11	Small Account Conversion

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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If at any time the Market Value of the assets held in the Dedicated Account does not equal at least $XX million Prudential reserves the right to discontinue the Dedicated Account. In the event of such discontinuance, Prudential may transfer (such transfer, a “Small Account Conversion”) the assets held in the Dedicated Account to the Commingled Account, subject to the receipt of all necessary consents and approvals, including regulatory approvals including those relating to the transfer of assets from the Dedicated Account to the Commingled Account.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Provision II     Payment Terms and Conditions for Forms of Annuities

2.1	Covered Lives, Contingent Lives, and Beneficiaries
The amount owed by Prudential under this Contract in respect of each Covered Life (and, if applicable, Contingent Life and Beneficiary) will be determined by Prudential in accordance with the terms of this Provision II.
Prudential will apply the terms of this Provision II using the information contained in the Annuity Exhibits with respect to such Covered Life, Contingent Life, and Beneficiary as such information is updated or corrected pursuant to this Contract. Capitalized terms used but not defined in Section 1.1 have the meanings assigned in this Provision II.

2.2	Definitions
The following definitions apply to Section 2.3.
“Annuity Forms” means in respect of a Covered Life, one of the types of annuities having such payment terms as are specified in Section 2.3.

2.3	Annuity Forms

(i)	“Period Certain Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Period Certain” Annuity Form.
Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date. Prudential will pay subsequent monthly payments on the first day of each month. The total number of monthly payments will equal the Guaranteed Number of Payments specified for the Covered Life in the Annuity Exhibits. Once such Guaranteed Number of Payments has been paid, no further payments are due.
If the Covered Life dies after the Annuity Commencement Date, Prudential will determine the number of monthly payments Prudential made to the Covered Life after the Annuity Commencement Date. If the number of monthly payments made is less than such Guaranteed Number of Payments, then Prudential will pay the Covered Life Amount to the designated Beneficiary. These payments to such Beneficiary will stop when the total number of payments to the Covered Life, plus the number of payments to the Beneficiary, equals the Guaranteed Number of Payments.

(ii)	“Life and Period Certain Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Life and Period Certain” Annuity Form.
During the Covered Life’s lifetime, Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date. Prudential will pay subsequent monthly payments on the first day of each month. Prudential’s last monthly payment to the Covered Life will be on the first day of the month in which the Covered Life dies.
Prudential will then compare the number of monthly payments Prudential made to the Covered Life after the Annuity Commencement Date to the Guaranteed Number of Payments specified for the Covered Life in the Annuity Exhibits. If the number of monthly payments is less than such guaranteed number, Prudential will pay the Covered Life Amount each month to the designated Beneficiary. These payments

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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will stop when the total number of payments to the Covered Life, plus the number of payments to the Beneficiary, equals the Guaranteed Number of Payments.

(iii)	“Life Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Life” Annuity Form.
Prudential does not owe any payments to anyone under this Annuity Form if the Covered Life has died before the Annuity Commencement Date.
During the Covered Life’s lifetime, Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date. Prudential will pay subsequent monthly payments on the first day of each month. Prudential’s last monthly payment to the Covered Life will be on the first day of the month in which the Covered Life dies.

(iv)	“Joint and Survivor Life Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Joint and Survivor” Annuity Form.
During the Covered Life’s lifetime, Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date. Prudential will pay subsequent monthly payments on the first day of each month. Prudential’s last monthly payment to the Covered Life will be on the first day of the month in which the Covered Life dies.
After the Covered Life dies, Prudential may owe additional monthly payments. Prudential will owe additional monthly payments if the Contingent Life (as specified in the Annuity Exhibits) is alive when the Covered Life dies. Prudential will pay the first payment on the first day of the month following the Covered Life’s death. Prudential will pay subsequent monthly payments on the first day of each month. Prudential will pay the last payment on the first day of the month in which such Contingent Life dies. The amount of the payments will equal the Contingent Life Amount.

(v)
“Joint and Survivor Life with Period Certain Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Joint and Survivor with Period Certain” Annuity Form.

During the Covered Life’s lifetime, Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date. Prudential will pay subsequent monthly payments on the first day of each month. Prudential’s last monthly payment to the Covered Life will be on the first day of the month in which the Covered Life dies.
After the Covered Life dies, Prudential may owe additional monthly payments. Prudential will owe additional monthly payments if the Contingent Life (as specified in the Annuity Exhibits) is alive when the Covered Life dies. Prudential will pay the first payment on the first day of the month following the Covered Life’s death. Prudential will pay subsequent monthly payments on the first day of each month. Prudential will pay the last payment to the Contingent Life on the first day of the month in which such Contingent Life dies. The amount of the payments will equal the Covered Life Amount until the total number of monthly payments made to both the Covered Life and the Contingent Life is equal to the Guaranteed Number of Payments specified for the Covered Life in the Annuity Exhibits. Thereafter monthly payments to the Contingent Life will be equal to the Contingent Life Amount.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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After the death of the second to die of the Covered Life and the Contingent Life, Prudential will compare the number of monthly payments Prudential made to the Covered Life and the Contingent Life after the Annuity Commencement Date to the Guaranteed Number of Payments specified for the Covered Life in the Annuity Exhibits. If the number of monthly payments is less than such guaranteed number, Prudential will pay the Covered Life Amount each month to the designated Beneficiary. These payments will stop when the total number of payments to the Covered Life, plus the number of payments to the Contingent Life and the designated Beneficiary, equals the Guaranteed Number of Payments.

(vii)	“Temporary Annuity” means the following for each Covered Life identified in the Annuity Exhibits as receiving a distribution of a “Temporary Annuity” Form.
Prudential does not owe any payments to anyone under this Annuity Form if the Covered Life has died before the Annuity Commencement Date.
During the Covered Life’s lifetime, Prudential will make monthly payments to the Covered Life equal to the Covered Life Amount. Prudential owes the first monthly payment on the Annuity Commencement Date, if the Covered Life is living. Prudential will pay subsequently monthly payments on the first day of each month. Payments end with the monthly payment payable on the earlier of the temporary annuity expiry date specified in the Annuity Exhibits and the first day of the month in which the Covered Life dies.

2.4	No Assignment by Covered Lives and Contingent Lives
Neither a Covered Life or Contingent Life nor such person’s Representative may (a) assign, pledge, transfer or otherwise alienate his or her rights under the Contract or their respective Annuity Form or an annuity certificate, or (b) enter into a transaction in which one or more Annuity Payments are anticipated or accelerated. Any attempt to do so shall be null and void at the outset, without any effect whatsoever. Also, to the maximum extent permitted by law, including but not limited to the relevant provisions of the Code, no Annuity Payment is subject to the claims of creditors. For the avoidance of doubt, compliance with the terms of a Qualified Domestic Relations Orders will not be considered to be an impermissible alienation under the Contract.

2.5	Proof of Continued Existence for Life Annuities; Escheatment
As a condition to making any Annuity Payment arising from an Annuity Form dependent upon the continued existence of a Covered Life or Contingent Life, Prudential may require the receipt of evidence satisfactory to it that the Covered Life and/or the Contingent Life is alive and no such payment is owed under this Contract unless and until Prudential receives such evidence.
If a Covered Life (or Contingent Life) in respect of whom remaining guaranteed payments are payable at the time of his or her death, dies without validly designating a Beneficiary, or if the Beneficiary is no longer living, Prudential may pay the “present value” (as such term is defined in Section 2.7) thereof in full settlement of its liability for such payments. Such present value may be paid to the estate of the Covered Life (or, Contingent Life, if applicable). After the period of time prescribed by applicable state law, any payments under a Payment Certain Annuity or lump sum benefit that have been withheld under the terms of this Section 2.5 may be considered abandoned or escheatable property. In such case, Prudential will follow the laws applicable to the disposition of any remaining period certain payments or remaining lump sum benefit payable. Any payments made to the state under such circumstances will relieve Prudential of all further obligations under this Contract with respect to such Annuity Forms.

2.6	Misstatements

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Schedule 1 to Commitment Agreement, dated September 25, 2018
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The parties shall endeavor to agree to an equitable adjustment of the Contribution Amount caused by misstatements of (A) the date of birth, date of death, or the sex of a Covered Life or (if applicable) of a Contingent Life, or any other fact relevant to determining the amount or duration of the Annuity Payments owed by Prudential under the specified Annuity Form or the determination of the Contribution Amount charged by Prudential in respect to such Annuity Form or (B) the monthly payment amount or Annuity Form specified in the Annuity Exhibits (when compared to such payment amounts or benefit forms owed by the Plan to its participants) (each, a “data misstatement”).
If, after such endeavors, equitable agreement is not reached between the Contract-Holder and Prudential with respect to such data misstatement, then with respect to misstatements described in (A) above Prudential will determine the portion of the Contribution Amount allocated to the Annuity Form for such Covered Life (and, if applicable, Contingent Life). The Annuity Payment owed by Prudential in respect of such Covered Life (and, if applicable, Contingent Life) will be increased or decreased to equal the amount that could have been purchased for such Covered Life (and, if applicable, Contingent Life) using the premium paid in respect of such Covered Life (and, if applicable, Contingent Life) assuming that the data misstatement had not occurred. Also, Prudential will not change the date of the first monthly payment. In making the preceding determinations and adjustments, Prudential in addition will use the following process:

(i)
If the corrected Annuity Payment owed by Prudential in respect of such Covered Life (and, if applicable, Contingent Life) is less than the Annuity Payment calculated using the data misstatement, then such Annuity Payment will be decreased to the amount calculated pursuant to this paragraph. Prudential may reduce future Annuity Payments further by amounts previously overpaid by Prudential.

(ii)
If the corrected Annuity Payment owed by Prudential in respect of such Covered Life (and, if applicable, Contingent Life) is more than the Annuity Payment calculated using the data misstatement, then such Annuity Payment will be increased to the amount calculated pursuant to this paragraph. Prudential will further pay the amount of the underpayments in one or more Annuity Payments owed by Prudential.

In addition to changing the amount of Annuity Payments, the adjustments made pursuant to this Section 2.6 may change other important terms of payment. For example, the Annuity Form for such Covered Life (or, if applicable, Contingent Life) may change, the percentage of the Annuity Payment owed by Prudential that is payable to the Contingent Life may change, and, whether there is any Contingent Life entitled to receive an Annuity Payment may change. All adjustments made pursuant to this Section 2.6 will be binding upon the Covered Life (and, if applicable, the Contingent Life). For the avoidance of doubt, the Annuity Exhibits will not be updated to reflect any actions taken by Prudential under this Section 2.6.

2.7	Concerning Designations
A Covered Life may designate a Contingent Life or Beneficiary and redesignate a Beneficiary from time to time in such manner specified by Prudential and in accordance with such related Annuity Form. Prudential will furnish an acknowledgment of the acceptance of any such designation or re-designation. Any spousal consent requirements of ERISA as applied to employee benefit plan participants in effect from time to time will apply to such designations. Such designations will not require the consent of any prior Contingent Life or Beneficiary, provided the change complies with the requirements of ERISA as applied to employee benefit plan participants in effect from time to time. If an Annuity Form involving a Contingent Life or spouse has become effective, the Contingent Life or spouse may, unless the Covered Life has directed otherwise, change the Beneficiary at any time after the death of the Covered Life to the estate of the Contingent Life or spouse, without the consent of such Beneficiary.

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Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

If there is no designated Beneficiary shown in Prudential’s records when an Annuity Payment is payable to a Beneficiary under the terms of this Contract, payment will be made to the Covered Life’s spouse, if living, otherwise to the estate of the last surviving recipient of the Annuity Payments or a Representative thereof. However, if no executor is named for the estate of the last surviving recipient of the Annuity Payments, Prudential may, at its option, pay such amount which would otherwise be payable to an estate as described in the preceding sentence to any one or jointly to any number of the following surviving relatives of the last surviving recipient of the Annuity Payments who appear to Prudential to be equitably entitled to payment because of expenses incurred in connection with the burial or last illness of such last surviving recipient of the Annuity Payments: children, parents, brothers, or sisters. Any payment described in this paragraph and made by Prudential will, to the extent of such payment, be a valid discharge of its obligation under this Contract.
The parties agree with each other that the acceptability of such designations and re-designations of Beneficiaries will meet the requirements of ERISA as applied to employee benefit plan participants in effect from time to time, and shall keep their records accordingly. Such designations shall be effective when they are accepted by Prudential and the applicable records are updated.
Prudential, in determining the existence, identity, ages, or any other facts relating to any relatives of any Covered Life (or Contingent Life) or any persons designated as Beneficiaries, either as a class or otherwise, may rely solely on any affidavit or other evidence deemed satisfactory by it. Any payment made by Prudential in reliance thereon will, to the extent of such payment, be a valid discharge of its obligation under this Contract.
If any remaining Annuity Payments under a Period Certain Annuity become payable to one or more Beneficiaries, and if the monthly amount of the payments payable to any Beneficiary is less than $[***], or if the Beneficiary is other than a natural person receiving payments in his own right, the Prudential may, in lieu of making such payments, pay the present value of the monthly payments to that Beneficiary in full settlement of its liability for such payments.
The “present value” of Annuity Payments, as of any date of determination, means the single sum equivalent to the present value of such payments using the applicable interest rate set forth under Section 417(e)(3) of the Code (as such section may be amended or interpreted from time to time) for the month of ________ preceding the calendar year in which the lump sum payment is made.

2.8	Concerning Qualified Domestic Relations Orders
If an Annuity Payment is subject to a domestic relations order (as defined in subsection 414(p) of the Code), no adjustments or payments to a Covered Life or to an alternate payee pursuant to such order will become payable until (i) Prudential has so received any such domestic relations order, (ii) Prudential has received a copy of the domestic relations order after it has been qualified by the Contract-Holder or Prudential has so qualified the domestic relations order and (iii) Prudential has so approved the domestic relations order. Any such Annuity Payment adjustment will take effect when entered upon Prudential's records.

2.9	Payments to Representatives
Prudential may withhold Annuity Payments owed to any Covered Life or Contingent Life or Beneficiary if, in the judgment of Prudential, such person is incapable for any reason of personally receiving and giving a valid receipt for such payment. In such case, Prudential may discharge its obligation to any Covered Life or Contingent Life or Beneficiary by making payments to such person’s Representative. Prudential may pay to the Representative of a Covered Life or Contingent Life or Beneficiary amounts otherwise owed to such Covered Life or Contingent Life or

16
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Beneficiary if Prudential receives satisfactory evidence of such Representative’s authority. Any amount paid in accordance with this Section 2.9 will completely discharge the liability of Prudential for the amount paid.

2.10	Certificates
Upon receipt of applicable regulatory approvals, Prudential will issue each Covered Life (and, if receiving Annuity Payments on the date annuity certificates are issued, a Contingent Life) an annuity certificate. Each such certificate will set forth in substance the payments to which each Covered Life (and, if applicable, a Contingent Life) is entitled under this Contract. Also, Prudential may issue a substitute annuity certificate to correct errors contained in the previously issued certificate, whereupon the previously issued annuity certificate shall be null and void.
Each annuity certificate shall provide that only the Covered Life (and, if applicable, a Contingent Life) has the right to Annuity Payments under this Contract, and that such right to Annuity Payments is enforceable by the certificate-holder solely against Prudential and against no other person including the Plan, the Contract-Holder, or any affiliate thereof. Each certificate shall describe the consequences of any misstatements of age or other relevant fact, including Prudential’s rights and obligations relating to such misstatements.
The rights of Covered Lives and Contingent Lives under this Contract are not conditioned upon the issuance of annuity certificates, and any delay in issuing an annuity certificate to such Covered Life or Contingent Life does not delay the date on which the Covered Life or Contingent Life begins to have third-party beneficiary rights under this Contract.

17
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Provision III    General Terms

3.1	Communications
All communications to Prudential regarding this Contract shall be addressed to Prudential’s Office.
Communications to Contract-Holder and Employer will be addressed as shown in our records, as updated from time to time on Prudential’s records based on notice provided by the Contract-Holder or Employer to Prudential.
All communications to Contract-Holder, Employer or Prudential will be in writing.

3.2	Currency; Payments
All moneys, whether payable to or by Prudential, shall be in lawful money of the United States of America. Dollars and cents refer to lawful currency of the United States of America. Payments owed to Prudential or to Contract-Holder shall be made pursuant to agreed procedures and wire instructions.

3.3	Reliance on Records; Correction of Errors
Contract-Holder will furnish all information which Prudential may reasonably require for the administration of this Contract. If Contract-Holder cannot furnish any required item of information, Prudential may (but is not required to) ask the relevant Covered Life, Contingent Life or Beneficiary to provide such information. Prudential will not be obligated to make Annuity Payments in any way dependent upon such information unless and until it receives all information necessary to fulfill its obligation.
Prudential will maintain the records necessary for its administration of this Contract. Such records will be prepared using the information furnished to it pursuant to this Contract and will constitute prima facie evidence as to the truth of the information recorded thereon. However, Prudential reserves the right to correct its records to eliminate erroneous information furnished to it and to reflect information it gathers reasonably believed by it to be reliable. Prudential may assume the accuracy of Contract-Holder’s records in connection with Covered Lives, Contingent Lives and Beneficiaries. Any payment made by Prudential in reliance on such records shall be a valid discharge of its obligation under this Contract.

3.4	Contract-Holder; Successor
Prudential will be entitled to rely on any action taken or omitted by or on behalf of Contract-Holder pursuant to the terms of this Contract and shall not be required to obtain consents of any other person or organization with an interest in the Plan, except as provided in Section 1.9. With Prudential’s consent, Contract-Holder may authorize representatives of the Plan, Employer or others to act on its behalf under this Contract. Prudential is entitled to rely on Contract-Holder (or its representative) in connection with the administration of this Contract. Contract-Holder at any time may, with the consent of Prudential, appoint a successor Contract-Holder, provided that if the successor Contract-Holder is a trustee for the Plan, such consent shall not be unreasonably withheld. Any such successor Contract-Holder will have all the rights, duties, and obligations of Contract-Holder. If Contract-Holder notifies Prudential that it will cease to exist or cease to perform the duties of Contract-Holder hereunder and no successor Contract-Holder is appointed, the Contract-Holder will thereafter have no rights or obligations under this Contract but this Contract shall nevertheless remain in full force and effect until the date on which there ceases to be any further Annuity Payments payable in accordance with the terms of this Contract.

3.5	No Implied Waiver

18
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Except as expressly provided herein, any party's failure to insist in any one or more instances upon strict performance by any other party of any of the terms of this Contract shall not be construed as a waiver of any continuing or subsequent failure to perform or delay in performance of any term hereof.

3.6	Changes

(a)	Mutual Agreement. This Contract may be amended at any time by written agreement between Prudential, Employer and Contract-Holder.

(b)
Law or Regulation. Prudential may change this Contract as it deems necessary or appropriate to satisfy the requirements of any law enacted by (or of any regulation promulgated by) any legislative or governmental authority, body or agency.

(c)Absence of Contract-Holder. If Contract-Holder notifies Prudential that it will cease to exist, or cease to perform the duties of Contract-Holder hereunder, and no successor to Contract-Holder is appointed, then this Contract can thereafter be changed at any time by Prudential in its discretion, but subject to the rights of each Covered Life, Contingent Life and Beneficiary to receive Annuity Payments (as provided in Section 1.9).

3.7	Entire Contract - Construction
This Contract, together with the exhibits attached hereto, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Contract.
This contract will be construed according to the laws of the jurisdiction set forth on the Cover Page without regard to the principles of conflicts of laws thereof except to the extent that those laws have been preempted by the laws of the United States of America.

3.8	Third Party Beneficiaries
Except as expressly set forth in Section 1.9, this Contract does not and is not intended to confer any rights or remedies upon any person other than the Contract-Holder.

19
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

[***]A.B.C. Company

ANNUITY EXHIBIT
Immediate Covered Lives – Retired

Annuity Commencement Date

Annuity Form is Life Payment Certain Form of Annuity

Covered Life	Social Security Number	Sex	Date of Birth	Covered Life Amount	Guaranteed Number of Payments	Lump Sum Death Benefit

20
Schedule 1 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 2
to
Commitment Agreement

[***]

A	B	C	D	E	F	G	H	I	J
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

N/A

Schedule 3
to
Commitment Agreement

[***]

[***]:

1.	[***].

2.	[***]. [***]:

a.	[***],

b.	[***],

c.	[***], or

d.	[***].

3.	[***].

4.	[***].

5.	[***].

6.	[***].

7.	[***].

8.	[***].

Schedule 4
to
Commitment Agreement

ARBITRATION DISPUTE RESOLUTION

1.
Rules and Procedures. Any dispute between the parties referenced herein shall be resolved by arbitration conducted by one arbitrator, in accordance with Commercial Arbitration Rules and Expedited Procedures for Large, Complex Commercial Disputes of the American Arbitration Association (“AAA”), as such rules and procedures are in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Company, Prudential, and, if a party to such dispute, the Independent Fiduciary.

2.	Location. The seat of the arbitration shall be New York City, New York, at a mutually agreed upon location, or in the absence of agreement at the New York City offices of the AAA.

3.
Arbitrator. The Company, Prudential and, if a party to the dispute, the Independent Fiduciary shall jointly engage a mutually agreed upon firm (such firm, the “Approved Firm”), within five Business Days after a dispute notice is delivered by either party to the other party to resolve any arbitration dispute. If the Company, Prudential and, if a party to such dispute, the Independent Fiduciary are unable to engage an Approved Firm within such time period on such terms, then the AAA shall appoint an arbitrator within three Business Days thereafter.

4.
Damages. The arbitrator shall resolve any arbitration dispute within the range of difference between (a) any amounts or values as calculated or determined by Prudential and (b) any amounts or values as calculated or determined by the Company or, if a party to the dispute, any amounts or values as calculated or determined by the Independent Fiduciary. The arbitrator will have no authority to award any other damages other than as provided for herein.

5.
Judgment. Any arbitration award shall be final and binding on the Company, Prudential and, if a party to the dispute, the Independent Fiduciary. The Company, Prudential and, if a party to such dispute, the Independent Fiduciary undertake to carry out any award without delay and waive their respective rights to any form of recourse based on grounds other than personal conflict of interest of the arbitrator that was undisclosed at the time of the arbitrator’s appointment. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the Company, Prudential or, if a party to such dispute, the Independent Fiduciary, as applicable, or their respective assets.

6.
Costs. The Company and Prudential shall share the fees and disbursements of the arbitrator equally (i.e., on a 50%/50% basis). The Company, Prudential and, if a party to the dispute, the Independent Fiduciary shall each bear their own costs and expenses incurred in connection with prosecuting and/or defending any arbitration dispute.

7.	[***]. [***].

Amended Schedules. If applicable, the Company, Prudential and the Independent Fiduciary will promptly amend the schedules hereto to reflect any arbitration decision.

Schedule 5
to
Commitment Agreement

[***]

				[***]		[***]
[***]		[***]	[***]
[***]	[***]			[***]	[***]	[***]	[***]

Schedule 6
to
Commitment Agreement

INVESTMENT MANAGERS AND INVESTMENT ADVISERS

1.	Jennison Associates LLC
Doing Business As:

•	Jennison

•	Jennison Associates

2.	Quantitative Management Associates LLC
Doing Business As:
• QMA

3.	PGIM, Inc.
Doing Business As:

•	Prudential Investments

•	PGIM Investments

•	Prudential Capital Group

•	PGIM

•	PGIM Fixed Income

•	Prudential Fixed Income

•	PGIM Institutional Advisory & Solutions

•	PGIM Real Estate

•	PGIM Global Partners

•	Prudential Financial, Inc.

•	PREI

•	PGIM Real Estate Finance

•	Prudential Real Estate Investors

•	Pramerica Real Estate Investors

•	Prudential Real Estate Fixed Income Investors

•	PRICOA Capital Group

•	Prudential Capital Partners

•	Pramerica Capital Partners

•	Pramerica Investment Management – Fixed Income

•	PCG

•	PRICOA Capital Group Limited

•	PRICOA Capital Partners

•	Prudential Capital Energy Partners

•	PRICOA Capital Energy Partners

•	Pramerica Capital Energy Partners

4.	The Prudential Insurance Company of America
Doing Business As:

•	Prudential Financial, Inc.

5.	Prudential Trust Company

6.	Prudential Retirement Insurance and Annuity Company

7.	PGIM Limited
Doing Business As:

•	PGIM Fixed Income

•	PGIM Real Estate

•	PGIM Real Estate Finance

•	PRICOA Capital Group

8.	PGIM Fund Management Limited
Doing Business As:

•	PGIM Real Estate

9.	Global Portfolio Strategies, Inc.

10.	PGIM Investments LLC
Formerly Known As:

•	Prudential Investments LLC

11.	Prudential Private Placement Investors, L.P.

12.	AST Investment Services, Inc.

13.	Prudential International Investment Advisers, LLC
Doing Business As:

•	PGIM Global Partners

14.	Pruco Securities LLC

Doing Business As:

•	Prudential Financial Planning Services

15.	PGIM Real Estate Finance, LLC
Doing Business As:

•	PGIM Real Estate Finance

•	Prudential Agricultural Investments
Formerly Known As:

•	PRICOA Mortgage Capital Company

•	Prudential Mortgage Capital Company

16.	PGIM Real Estate Luxembourg S.A.

17.	Prudential Customer Solutions LLC

Schedule 7
to
Commitment Agreement

ADMINISTRATION AND TRANSFER

This Schedule 7 sets forth the actions that the Company and Prudential will take or cause to be taken at the times identified in the table below. All Delivery Dates after the first Delivery Date assume the prior delivery, to a party responsible for a subsequent deliverable, of relevant materials needed from other parties, on or prior to the required Delivery Dates set forth below, including cooperation of other parties in resolving any open issues.

Defined Terms
“Check Register” means an electronic file showing gross amounts, net amounts and deductions with respect to payments to each Payee. Dates shown for the Check Register can be changed if mutually agreed upon.

“Data Load File” means the file as extracted from Prudential’s recordkeeping systems and reflected in a report provided to the Plan and Company.

“Data Load File Sign-Off” means the written confirmation by the Plan that the Data Load File accurately reflects the data provided.

“Final Production Data File” means the complete updated Preliminary Production Data File, reflecting all corrections since the Preliminary Production Data File and any addendums thereto.

“Preliminary Production Data File” means the preliminary production data file, as populated based on information from the recordkeeper’s internal system.

“Update File” means an itemized list of updates that should be made to the file that was last delivered.

Deliverable	Delivery Date	Action by the Company/Plan	Action by Prudential
Preliminary Production Data File	September 27, 2018	Deliver Preliminary Production Data File	Receive and reconcile Preliminary Production Data File to begin data cleanse and data mapping
Final Production Data File	October 22, 2018	Deliver Final Production Data File	Receive Final Production Data File
Check Register October 31, 2018 and November 1, 2018	October 22, 2018	Deliver Check Register	Receive Check Register
Update File	November 14, 2018	Deliver Update File	Receive Update File
Data Load File (related to Final Production Data File)	November 26, 2018	Receive Data Load File	Deliver Data Load File
Data Load File Sign-Off (related to Final Production Data File)	December 3, 2018	Approve Data Load File	Receive Data Load File Sign-Off
Update File	December 3, 2018	Deliver Update File	Receive Update File

2

Schedule 7 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 8
to
Commitment Agreement

GAC ISSUANCE TRUE-UP PREMIUM

This Schedule provides a description of the methodologies and procedures by which Prudential will calculate the GAC Issuance True-Up Premium.

[***].

[***]. [***]. [***].

[***]. [***]. [***].

[***]. [***]. [***].

[***].

[***] .

1.	[***].

[***]:

a.	[***],

b.	[***],

c.	[***],

d.	[***],

e.	[***],

f.	[***],

g.	[***],

h.	[***],

i.	[***],

j.	[***], or

k.	[***],

[***]. [***]. [***].

[***].

[***]. [***]. [***].

2.	[***].

[***]. [***].

[***]. [***]. [***].

3.	[***].

a.	[***]

[***]. [***].

b.	[***]
[***]. [***].

c.	[***]
[***]. [***].

4.	[***].

[***]:

[***]

Where

(4A)	[***];

(4B)	[***];

(4C)	[***].

(4D)	[***].

5.	[***].

[***].

[***]

Where

2
Schedule 8 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

(5A)	[***];

(5B)	[***];

(5C)	[***].

(5D)	[***]. [***].

(5E)	[***].

(5F)	[***]. [***].

(5G)	[***]:

(i)	[***].

(ii)	[***].

[***] .

6.	[***].

[***]. [***].

7.	[***].

[***]. [***].

8.	[***].

[***]. [***].

9.	[***].

[***]. [***]:

a.	[***].

b.	[***].

c.	[***].

d.	[***].

[***]. [***].

3
Schedule 8 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 9
to
Commitment Agreement

[***]

[***].

[***]

(x) [***],

[***]
(y) [***].

where:

[***].

[***] .

[***]. [***].

1
Schedule 9 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 10
to
Commitment Agreement

HISTORICAL MORTALITY DATA

Historical mortality data was provided by the Company to Prudential in the file titled “[***]” posted to Willis Towers Watson OnePlace secure website on May 23, 2018.

Schedule 11
to
Commitment Agreement

STATE INSURANCE GOVERNMENTAL AUTHORITIES

1.    Arkansas
2.    Florida
3.    Idaho
4.    Iowa
5.    Louisiana
6.    Minnesota
7.    Mississippi
8.    Montana
9.    New Hampshire
10.    North Dakota
11.    Ohio
12.    Oklahoma
13.    Puerto Rico
14.    South Dakota
15.    Tennessee
16.    Texas
17.    Vermont
18.    Washington
19.    West Virginia

1
Schedule 8 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL

Schedule 12
to
Commitment Agreement

RBC RATIO CALCULATION
Prudential’s normal-course RBC Ratio preparation is completed in a reasonable manner, using reasonable assumptions and in accordance with prevailing regulatory standards. [***]. [***].
Such Projected RBC Ratios are completed in accordance with methodologies prescribed by the National Association of Insurance Commissioners (“NAIC”) for the calculation of company action level risk-based capital and total adjusted capital. The NAIC publishes detailed instructions annually for calculating year-end reported company action level risk-based capital ratios using company action level risk-based capital and total adjusted capital (NAIC Life Risk-Based Capital Report Including Overview and Instructions for Companies). Prudential’s Projected RBC Ratio utilizes the same formula as these instructions, [***]. Such projections also incorporate NAIC changes to the extent Prudential expects that these changes are expected to be adopted by the NAIC and effective for the forecasted period.

1
Schedule 12 to Commitment Agreement, dated September 25, 2018
CONFIDENTIAL